                                 EXHIBIT 10 (OO)

    PURCHASE/SALE AGREEMENT DATED AND EFFECTIVE DECEMBER 16, 1997 BETWEEN THE COMPANY, AS BUYER, AND CONTINENTAL EXECUTIVE PARKE, VERNON HILLS, ILLINOIS,
                              MADE ON MARCH 2, 1998

Daniel B. Zoller
Arnstein & Lehr
120 South Riverside Plaza
Suite 1200
Chicago, Illinois 60606-3910


December 22, 1997


Mr. Harry Harczak
CDW Computer Centers, Inc.
200 N. Milwaukee Avenue
Vernon Hills, Illinois 60061


     RE: CONTINENTAL EXECUTIVE PARKE, VERNON HILLS, IL - LOTS 17, 89 AND 90

Dear Mr. Harczak:

         Enclosed for your files is a fully executed copy of the Agreement of Purchase and Sale and Joint Escrow Instructions for Parcel 17 and Parcels 89 and 90.

         Please note, the Agreements are incorrectly dated November 16, 1997 instead of December 16, 1997, but the Seller has confirmed in writing that the correct effective date for both Agreements is December 16, 1997. A copy of said letter agreement is also enclosed for your files.

         Of course, should you have any questions or comments, please contact me.

                                                            Very truly yours,

                                                            /s/ Daniel B. Zoller
                                                            --------------------
                                                            Daniel B. Zoller

DBZ/ncr
Enclosure
Cc:      Mr. Tim Thompson (w/enclosures)
         Michael S. Tepper
221339_1

Daniel B. Zoller
Arnstein & Lehr
120 South Riverside Plaza
Suite 1200
Chicago, Illinois 60606-3910


December 19, 1997


VIA FACSIMILE: (503) 624-7755
Nancy B. Murray, Esq.
c/o Pacific Realty Associates, L.P.
15350 S.W. Sequoia Pkwy.
Suite 300
Portlland, Oregon 97224


  RE: AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS FOR LOTS 89 & 90, CONTINENTAL EXECUTIVE PARKE, VERNON HILLS, IL; AND AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS FOR LOT 17 IN CONTINENTAL EXECUTIVE PARKE, VERNON HILLS, IL


Dear Ms. Murray:

         Pursuant to our telephone conversation this afternoon, while I was reviewing the above-referenced fully-executed Agreements that we received yesterday afternoon, I noticed that both Agreements are erroneously dated November 16, 1997 instead of December 16, 1997. Obviously this was just an oversight, as your letter to Chicago Title dated December 17, 1997 references that the Agreements are dated December 16, 1997.

         The purpose of this letter is to confirm that the parties agree that the correct effective date for both Agreements is December 16, 1997 and that all dates, including, but not limited to, the contingency dates set forth in Section 3 of each Agreement, shall be based on the Agreements being dated December 16, 1997.

         If the foregoing states your client's understanding and agreement, I would appreciate you executing a copy of this letter on behalf of the Seller below, and returning the same to me by facsimile today with the original to follow by regular mail. If the foregoing is inaccurate, please contact me immediately.

         Your execution of this letter agreement shall be your affirmation of your authority to act on behalf of your client to effectuate and confirm this matter.

         Of course, should you have any questions or comments, please contact me.

                                                            Very truly yours,

                                                            /s/ Daniel B. Zoller
                                                            --------------------
                                                            Daniel B. Zoller

DBZ/ncr
Cc:      Michael S. Tepper


AGREED:

By: /s/ Nancy B. Murray
    -------------------
    Attorney for Seller

Date: December 19, 1997
221034_1

                           Continental Executive Parke
                        Parcels 89 & 90, Vernon Hills, IL


                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS


         THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "AGREEMENT") is made and entered into as of this 16 day of November, 1997, by and between CONTINENTAL EXECUTIVE PARKE, L.L.C., an Illinois limited liability company ("SELLER"), and CDW COMPUTER CENTERS, INC., an Illinois corporation ("BUYER").

1.       AGREEMENT OF PURCHASE AND SALE; DESIGNATION OF ESCROW HOLDER.

1.1. Subject to and on the terms and conditions herein set forth, Seller hereby agrees to sell, assign and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, that real property located in Continental Executive Parke, Village of Vernon Hills, Lake County, Illinois, known as Lots 2 and 3, Continental Executive Parke Resubdivision No. 17, including all appurtenances thereto and improvements thereon (the "Property").

1.2. The purchase and sale of the Property shall be accomplished through an escrow (the "ESCROW") which Seller has established or will establish with Chicago Title Insurance Company (the "ESCROW HOLDER") at 888 SW Fifth Avenue, Portland, Oregon 97204, Attention: Diane Petterson (503 248-0955).

2.       CONSIDERATION; METHOD OF PAYMENT.

         The purchase price which Buyer shall pay to Seller for the Property shall be Four Million Three Hundred Thousand Sixty-Three Dollars ($4,300,063) through Escrow at the Closing as follows:

2.1. Concurrently with its execution of this Agreement, Buyer shall deposit with the Escrow Holder a certified or cashier's check in the amount of Two Hundred Fifteen Thousand Dollars ($215,000) (the "EARNEST MONEY DEPOSIT"). The Escrow Holder shall immediately deposit the Earnest Money Deposit in a federally-insured financial institution reasonably satisfactory to Buyer and Seller in an account in the name of Buyer. All interest earned on the Earnest Money Deposit shall be and become a part of the Earnest Money Deposit and shall be handled in the same manner as the Earnest Money Deposit as provided for herein.

2.2. Subject to the provisions of Section 3.4.6 hereof, the balance of the purchase price shall be deposited by Buyer in Escrow strictly as and when required under Section 10 hereof.

2.3. In the event Buyer fails to deposit the Earnest Money Deposit in Escrow strictly as and when contemplated under Section 2.1 above, Seller shall have the right at any time thereafter to terminate this Agreement and all further rights and obligations hereunder by giving written notice to Buyer.

2.4. In the event that Buyer fails to deposit the balance of the purchase price in Escrow strictly as and when contemplated under Section 2.2 above, Seller shall be entitled to retain the Earnest Money Deposit as liquidated damages as more fully provided in Section 15 hereof.

3. CONDITIONS PRECEDENT TO BUYER'S AND SELLER'S OBLIGATIONS TO CLOSE.

3.1. Set forth in Section 3.4 below are certain conditions precedent to the obligation of Buyer to consummate the transaction contemplated by this
Agreement. Each such condition must be satisfied or waived in writing by Buyer or deemed satisfied as provided in this Section 3 before Buyer shall be obligated to consummate this transaction.

3.2. Within the period specified below for each condition precedent, Buyer shall give written notice to Seller stating, with respect to each such condition precedent, whether such condition is satisfied or remains unsatisfied, in the reasonable opinion of Buyer, or is waived by Buyer. With respect to any such condition which remains unsatisfied, Buyer shall specify in such notice in reasonable detail the reason therefor. In the event that Buyer fails timely to give such notice with respect to any such condition, such condition shall be deemed to be satisfied.

3.3. In the event that Buyer gives timely notice that any condition precedent is unsatisfied as provided above, Seller shall have the right, but not the obligation, for a period of ten (10) days after receipt of such notice to attempt to bring about the satisfaction of the specified condition. In the event that Buyer fails timely to give such notice, such condition shall be deemed satisfied. In the event that any condition remains unsatisfied as of the time period specified below with respect to such condition (or ten (10) days thereafter in the event that Seller elects to attempt to bring about the satisfaction of such condition after notice from Buyer that such condition is unsatisfied as provided above) either party may terminate this Agreement by giving written notice to the other party and the Escrow Holder specifying the unsatisfied condition or conditions. In the event of such termination, the Escrow Holder shall terminate the Escrow and return the Earnest Money Deposit to Buyer, and, except as otherwise expressly provided in this Agreement, neither party shall have any further rights or obligations under this Agreement. Buyer and Seller shall each be responsible for payment to the Escrow Holder of one-half of the Escrow fees and charges related to termination, if any.

3.4.  The  conditions   precedent  to  Buyer's  obligation  to  consummate  this
transaction are the following:

3.4.1. Within ten (10) days after receipt of a current Preliminary Title Report or Commitment for the Property (the "TITLE REPORT") and copies of all documents constituting exceptions to title of record which are specified in Schedule B of the Title Report, Buyer shall have approved or disapproved title to the Property as shown in the Title Report. Unless Seller has already done so, Seller shall order the Title Report and documents promptly after full execution of this Agreement.

3.4.2. Within twenty (20) days after receipt of a current ALTA survey of the Property, Buyer shall have approved or disapproved the survey and all matters disclosed thereby. Unless Seller has already done so, Seller shall order the survey promptly after full execution of this Agreement.

3.4.3. Within sixty (60) days after the date of this Agreement, Buyer shall have conducted or obtained, at its sole cost and expense, all feasibility analyses and surveys (in addition to the survey provided by Seller pursuant to Section
3.4.2 above), tests, audits and studies and shall have conducted such physical and other inspections as Buyer deems necessary to enable Buyer to approve the purchase of the property and the physical condition of the Property, including without limitation the structural condition of any improvements, all zoning and land use matters, and the soils and ground water conditions in and about the Property.

                           IN THIS REGARD,  SELLER HEREBY  REPRESENTS THAT THERE
MAY BE ON THE PROPERTY UNDERGROUND STORAGE TANKS, ASBESTOS-CONTAINING MATERIALS, AND/OR TRANSFORMERS OR OTHER EQUIPMENT CONTAINING POLYCHLORINATED BIPHENYLS (PCB's), AND/OR OTHER HAZARDOUS MATERIALS (AS DEFINED IN SECTION
4.3 BELOW), ANY OF WHICH MAY EXIST IN CONJUNCTION WITH ATTENDANT SOIL OR GROUND WATER CONTAMINATION.

                           Buyer and its agents  may  enter  onto  the  Property
to make such inspections, audits, studies, tests and surveys thereof as Buyer deems reasonably necessary to bring about the satisfaction of this condition; provided, however, that no grading shall be done, no trees or bushes shall be cut and Buyer shall not conduct any drilling or install any wells without Seller's prior written consent; and provided, further, that Buyer shall have provided Seller with a certificate of liability insurance naming the Seller as an additional insured and with coverages of not less than $3,000,000 for property damage and death or injury (combined single limit). Buyer shall keep in strict confidence the results of any such inspections, audits, studies, tests and surveys, and shall disclose the results thereof only if and as required by law or legal process. Buyer shall keep the Property free and clear of any liens resulting from any such entry onto the Property; Buyer shall repair any damage to the Property resulting from such entry; and Buyer shall defend Seller with counsel reasonably satisfactory to Seller and protect, hold harmless and indemnify Seller from and against any and all claims, demands, damages, liabilities or costs of any kind whatsoever (including attorneys' fees) arising out of or connected with any such entry onto the Property or the disclosure of the results of any such inspections, audits, studies, tests and surveys in contravention of Buyer's confidentiality obligations contained in this Section
3.4.3. In the event Buyer terminates this Agreement for failure of a condition precedent as provided in this Section 3, Buyer shall deliver a copy of all such surveys, tests, audits and studies and the results of any and all physical inspections to Seller as a condition precedent to Buyer's right to obtain disbursement of Buyer's Earnest Money Deposit. The foregoing covenants of Buyer shall survive and be enforceable following consummation or termination of this Agreement.

3.4.4. As of the Closing (as defined in Section 8 hereof), Seller shall have given no notice to Buyer stating that Seller has obtained knowledge or notice of any fact or facts which would make any representation or warranty of Seller set forth in Section 5 hereof untrue or misleading in any material respect.

3.4.5. As of the Closing (as defined in Section 8 hereof), Seller shall have performed each and all of the obligations to be performed by Seller under this Agreement prior to the Closing.

3.4.6. A condition precedent to Seller's obligation to consummate the transaction contemplated by this Agreement shall be that We'll Take Care of You, L.L.C., Buyer or an affiliate of Buyer shall have entered into a separate sale agreement for the purchase from Seller of the real property known as Parcel 17 in Continental Executive Parke, the closing on which the parties anticipate will occur simultaneously with or after Closing under this Agreement. Seller, in its sole discretion, may elect to waive this condition prior to or at Closing.

4. SELLER'S DISCLAIMER WITH RESPECT TO PHYSICAL CONDITION OF PROPERTY AND APPLICABLE LAWS AND REGULATIONS; BUYER TO TAKE PROPERTY "AS IS"; RESTRICTIVE USE; BUYER'S RELEASE AND INDEMNITY RE: ENVIRONMENTAL HAZARD RISKS.

4.1. Except as provided in Section 3.4.3 above and Section 5 below, Seller makes no representation or warranty whatsoever with respect to the physical condition of the Property. Buyer acknowledges that:

4.1.1. Buyer has entered into this Agreement, and if Buyer purchases the Property Buyer will do so, on the basis of its own investigation of the all aspects of the Property including without limitation all physical conditions thereof, including any building and other improvements and the soils and ground water conditions of the Property and its immediate environs; and

4.1.2. Buyer will acquire the Property in an "AS IS" condition and shall assume the risks that adverse physical or other conditions may not have been revealed by its investigation.

4.2. Seller makes no representation or warranty whatsoever as to existing or proposed governmental laws or regulations applicable to the Property, including without limitation laws or regulations concerning zoning or land use or Hazardous Materials (as defined in Section 4.3 below). Buyer acknowledges that it has entered into this Agreement, and if Buyer purchases the Property Buyer will do so, on the basis of its own review and investigation of the applicability and effect of such laws and regulations, and Buyer assumes the risks that adverse matters may not have been revealed by its investigation.

4.3. Effective as of Close of Escrow (as defined in Section 8 below), Buyer hereby waives, releases, acquits and forever discharges Seller and its officers, directors, partners, employees, agents, and any other person acting on behalf of Seller, from and against any and all claims, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseeable or unforeseeable, which Buyer now has or which may arise in the future on account of or in any way growing out of or connected with the presence in or on the Property, or any building or other improvement thereon, or under the surface of the Property, of underground storage tanks, asbestos-containing materials, transformers or other equipment containing polychlorinated  biphenyls,  or any  hazardous  or  toxic  waste,  substance  or material  as defined in any  Federal,  State or Local law,  rule,  ordinance  or regulation which may now or hereafter be applicable (collectively, the "HAZARDOUS MATERIALS"). Buyer hereby agrees to protect, defend, indemnify and hold Seller and its officers, directors, partners, employees, agents, and any other person acting on behalf of Seller, free and harmless from and against any and all losses, actual or consequential damages whether foreseeable or not, punitive damages, fines, liabilities, costs (including costs of clean-up or other remediation and required studies), interest, attorneys' fees (including such fees and expenses incurred in enforcing this indemnity), suits, causes of action, legal or administrative proceedings, demands, or claims (including, without limitation, claims for personal injury) made, threatened or asserted by any person, party or governmental entity or agency by reason of or in any way connected with the presence in or on the Property, or any building or other improvement thereon, or under the surface of the Property, of Hazardous Materials. The foregoing covenants of Buyer shall survive and be enforceable in accordance with their terms following the consummation of this transaction and shall not be merged with or into the deed delivered by Seller to Buyer through Escrow at Close of Escrow.

4.4. Promptly after the mutual execution of this Agreement, Seller will make available to Buyer, for Buyer's review and photocopying at its sole expense, during normal business hours, all environmental and engineering documents in the possession of Seller relating to the Property (excluding appraisals, financial information confidential to Seller and its partners, and attorney-client privileged communications, if any). Such file review may take place at a mutually-convenient location to be coordinated at Buyer's request by Stout Development (Robert Guarnaccio) at 847-247-1183. Seller does not warrant (and Buyer releases Seller from any responsibility or liability for) the accuracy, fitness or reliability of any such documentation or any recommendations or conclusions contained therein. All documentation copied from Seller's files and the information contained therein shall be treated as confidential and shall not be revealed or otherwise disclosed by Buyer except (i) with the prior written consent of Seller, (ii) as required pursuant to law, court order or subpoena,
(iii) as may be reasonably required by Buyer's lender [provided such lender treats such documentation and information as confidential, subject to the exceptions stated in the foregoing clauses (i) and (ii)], or (iv) for the exercise by Buyer of any remedy hereunder. In addition, in the event the transaction contemplated by this Agreement does not close, Buyer shall promptly return to Seller all such documentation without keeping any copies thereof except to the extent reasonably necessary in connection with any legal proceeding pertaining to the Property involving Buyer.

5.       REPRESENTATIONS AND WARRANTIES OF SELLER.

5.1. Seller makes the following representations and warranties, each of which is true in all respects as of the date hereof and shall be true as of the Closing except to the extent that Seller obtains knowledge or notice of any fact or facts that would make any representation or warranty untrue or misleading in any material respect and discloses such fact or facts to Buyer in writing prior to the Closing:

5.1.1. Seller is duly organized, validly existing and in good standing under the laws of the State of Illinois.

5.1.2. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.1.3. To Seller's actual knowledge, without inquiry, there is no condemnation or eminent domain proceeding pending or threatened against the Property.

5.1.4. To Seller's actual knowledge, without inquiry, there is no litigation pending or threatened which affects the Property or that would or might affect the transaction contemplated hereby or the ability of Seller to satisfy all of its obligations hereunder.

5.1.5.  Seller has not  received  any written  notification  from any  insurance company, Board of Insurance Underwriters or any governmental authority specifying any non-compliance of the Property or any portion thereof with applicable codes, statutes, ordinances or regulations that remains uncured.

5.1.6.  Seller is not a foreign  person as  defined  in  Internal  Revenue  Code
Section 1445(f)(3).

5.1.7. There are no leases or tenancies or service contracts affecting the Property that will not be terminated prior to or as of Closing.

5.1.8. There are no outstanding contracts for the purchase of the Property or any portion thereof, and neither the Property nor any portion thereof is subject to any other contracts of sale or option.

5.2.  Buyer  and  Seller  each  specifically  acknowledge  and  agree  that  all references contained in this Agreement to "Seller's knowledge" or words of similar import (i) shall refer to the actual personal knowledge of F. Michael Nugent ("Mr. Nugent"); (ii) shall in no case refer to the actual or constructive knowledge of any other employee, agent, officer, director or other representative of Seller or any investment advisor, attorney or other contractor or representative of Seller (together with Mr. Nugent, the "Seller Representatives"); and (iii) shall in no case impose upon Seller or any Seller Representative any duty or obligation to verify any representation, warranty or statement contained in this Agreement, in any exhibit attached hereto or in any document, certificate or statement to be delivered by Seller to Buyer hereunder, or to otherwise investigate the facts or circumstances relating or otherwise pertinent thereto.

5.3. In the event of a breach of any of the foregoing representations and warranties, Buyer's sole right and remedy with respect to such breach, in addition to the right to attorney fees as allowed by Section 18 hereof, shall be to compel Seller to take such action at Seller's expense as may be necessary to cure the breach (and in no event will Buyer have any right to rescind this transaction or seek consequential damages). Said right of Buyer (and the concomitant obligation of Seller) following any such breach of representation or warranty shall survive the consummation of this Agreement.

6.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby makes the following representations and warranties, each of which is true in all respects as of the date hereof and shall be true as of the Closing except to the extent that Buyer obtains knowledge or notice of any fact or facts that would make any representation and warranty untrue or misleading in any material respect and discloses such fact or facts to Seller in writing prior to the Closing:

6.1. Buyer is duly organized, validly existing and in good standing under the laws of the State of Illinois.

6.2. The persons executing this Agreement on behalf of Buyer are authorized to do so and, upon execution by such parties, this Agreement shall be a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

7.       BUYER'S TITLE INSURANCE POLICY.

         Buyer's title to the Property at Close of Escrow shall be evidenced by the issuance of a standard (or, at Buyer's option, an extended coverage) owner's policy of title insurance (the "BUYER'S TITLE INSURANCE POLICY") at the Closing in favor of Buyer or its nominee insuring that fee simple title to the Property is vested in Buyer or its nominee, subject only to (a) the lien to secure payment of real estate taxes and assessments not delinquent; (b) the exceptions to title approved by Buyer pursuant to Section 3 of this Agreement; (c) all matters that would be disclosed by a physical inspection or survey of the Property (provided that this exception shall be deleted from an extended coverage owner's title insurance policy) or that are actually known to Buyer;
(d) any additional exceptions or matters created by Buyer, its agents, employees or authorized representatives; (e) the printed conditions, restrictions, exceptions, stipulations and other provisions contained in Buyer's Title Insurance Policy; and (f) such other exceptions as Buyer, in its sole discretion, may approve in writing. All matters concerning title to the Property shall merge in the deed to be delivered by Seller to Buyer at the Closing. Seller's obligation with respect to the condition of title to the Property at the Closing shall be completely satisfied and fulfilled upon the issuance by the Escrow Holder of Buyer's Title Insurance Policy. Absent fraud on the part of Seller, in the event of any defect in or other matter adversely affecting title to the Property which appears following the Closing, Buyer shall look solely to Buyer's Title Insurance Policy to obtain any redress or relief for any damages incurred by Buyer as a result of said defect or matter and Buyer hereby releases Seller from any and all cost, damage, claim or liability arising out of any such defect or matter.

8.       CLOSING DATE; CLOSE OF ESCROW.

8.1. Unless this Agreement has been terminated pursuant to Section 3 hereof and unless deferred as provided in Section 13 hereof, the consummation of the purchase and sale of the Property in accordance with this Agreement (the "CLOSING") shall take place as soon as possible on the date which is fifteen
(15) days after the last of the conditions precedent set forth in Section 3.4 hereof has been satisfied or waived by Buyer, unless such date is a Saturday,

Sunday or business holiday, in which event the Closing shall take place on the next regularly scheduled business day (the "CLOSING DATE") at the office of the Escrow Holder or as otherwise agreed to by the parties. "CLOSE OF ESCROW" shall mean the recordation of the deed vesting title to the Property in Buyer and the disbursement to Seller in accordance with its instructions of the proceeds in Escrow in Seller's account at the Closing. 8.2. At the Closing the Escrow Holder shall disburse to Seller, in such manner and to such account as Seller shall specify in a separate written instruction to the Escrow Holder, immediately available funds in the amount of the purchase price paid by Buyer for the Property as specified in Section 2 hereof (increased or decreased, as the case may be, by the net amount of the credits and debits to Seller's account at Closing made by the Escrow Holder in accordance with Section 11 of this Agreement).

9.       SELLER'S CLOSING OBLIGATIONS.

9.1. By such time and date as may be required by the Escrow Holder to permit Closing to occur on or by the Closing Date, Seller shall deposit in Escrow: (i) a duly executed and acknowledged special warranty deed or equivalent for the conveyance of the Property to Buyer in accordance with this Agreement; (ii) a quitclaim and/or assignment of any licenses and permits affecting the Property;
(iii) a certification executed by Seller confirming that the representations and warranties contained in Section 5 above are true and correct as of the date of Closing; (iv) any disclosure document as defined in and if required by the Illinois Responsible Property Transfer Act; (v) any other documents, instruments or things required by this Agreement to be delivered by Seller to Buyer or deposited by Seller into Escrow at the Closing; and (vi) any supplemental instructions which the Escrow Holder may require for the consummation of the transaction in accordance with this Agreement.

9.2.  By such time and date as may be  required  by the Escrow  Holder to permit
Closing to occur on or by the Closing Date, Seller shall deposit cash or immediately available funds in Escrow in such amount as (or make other arrangements satisfactory to the Escrow Holder) to cover any net obligations of Seller arising out of the prorations and apportionment of Closing costs as specified in Section 11 of this Agreement as may be reasonably estimated by the Escrow Holder.

10.      BUYER'S CLOSING OBLIGATIONS.

10.1. By such time and date as may be required by the Escrow Holder to permit Closing to occur on or by the Closing Date, Buyer shall deposit in Escrow: (i) any instruments, documents or things required by this Agreement to be delivered by Buyer to Seller or deposited into Escrow at the Closing; and (ii) any supplemental instructions which the Escrow Holder may reasonably require for consummation of the transaction in accordance with this Agreement.

10.2. By such time and date as may be required by the Escrow Holder to permit Closing to occur on or by the Closing Date, Buyer shall deposit immediately available funds (e.g., by cashier's check or wire transfer) into such account of the Escrow Holder as shall be specified by the Escrow Holder in the sum of the following amounts:

10.2.1.  The balance of the purchase price as specified in Section 2.2 hereof;
and

10.2.2. Such amount as may be reasonably estimated by the Escrow Holder to cover any net obligations of Buyer arising out of the prorations and apportionment of closing costs pursuant to Section 11 of this Agreement.

11.      CLOSING PRORATIONS; APPORTIONMENT OF CLOSING COSTS.

         Current real property taxes and assessments, any rents, utilities and common area maintenance charges shall be prorated as of midnight of the day preceding the Closing Date. If the amount of the current real property taxes is not then ascertainable, the proration thereof shall be on the basis of the amount of 110% of the most recent ascertainable real estate tax bill. Seller shall pay any state or county transfer taxes, the title insurance premium for the Buyer's Title Insurance Policy and the cost for the survey delivered pursuant to Section 3.4.2 above. Buyer shall pay the cost of recording the Deed and any of Buyer's financing documents and the cost of all endorsements to the Buyer's Title Insurance Policy beyond those customarily given in an extended coverage owner's title insurance policy. All other Closing costs, including without limitation the escrow fee, shall be apportioned to and paid by the parties equally.

12.      COMMISSIONS.

12.1. Seller shall pay through Escrow at the Close of Escrow and conditional on the Close of Escrow a commission in the amount of two and one-half percent (2.5%) of the purchase price payable to Paine/Wetzel Associates, Inc., and a commission in the amount of two and one-half percent (2.5%) of the purchase price payable to Korman & Lederer.

12.2. Buyer and Seller hereby acknowledge that no broker's commission or finder's fee other than that referred to Section 12.1 above is payable with regard to the transaction contemplated by this Agreement; and Buyer and Seller (each being hereinafter referred to in this Section 12 as the "Indemnitor") each agrees to defend with counsel reasonably satisfactory to the other party and indemnify the other party from and against all liability, claims, actions, causes of action, suits, demands, damages, or costs of any kind arising from or connected with any broker's or finder's fee or commission or charge claimed to be due any person arising from the Indemnitor's conduct with respect to said transaction, other than the commission provided for in Section 12.1 above. This obligation shall survive and be enforceable following the Closing or termination of this Agreement.

13.      DAMAGE OR DESTRUCTION; CONDEMNATION.

         In the event of loss or of damage to the building improvements included within the Property by fire or other casualty prior to Close of Escrow (a "Casualty"), or in the event a proceeding is instituted or threatened prior to Close of Escrow for the taking of all or any portion of the Property under the power of eminent domain (a "Taking"), Buyer shall have the right by giving written notice to Seller and the Escrow Holder within thirty (30) days after the date of receipt of written notice of any such Casualty or Taking, either to (i) consummate the purchase and sale of the Property in accordance with this Agreement (in which event Seller shall deliver to Buyer at Close of Escrow an assignment reasonably satisfactory in form and substance to Buyer of all of the right, title and interest, if any, which Seller may have in (A) the insurance payable under all insurance policies kept or maintained by Seller as a result of or in connection with such Casualty and (B) the award payable by reason of the Taking and, concurrently therewith, deposit cash in Escrow for Buyer in the amount of any and all such proceeds and award theretofore received by Seller); or (ii) terminate this Agreement effective as of the date such notice of termination is given to Seller. The Closing Date shall be deferred, if necessary, to permit Buyer to have the thirty (30)-day period following a Casualty or Taking to make the election specified hereinabove.

         In the event of any such termination the Escrow Holder shall forthwith terminate the Escrow. Seller and Buyer shall each be responsible for payment to the Escrow Holder of one-half (1/2) of the Escrow fees and charges related to termination, if any. Provided Buyer shall have given a copy to Seller of any and all surveys, tests, audits and studies made by or for Buyer pursuant to Section
3.4.3 of this Agreement, upon termination of this Agreement as provided above in this Section 13, the Escrow Holder shall forthwith disburse Buyer's Earnest Money Deposit (and any interest earned thereon) to Buyer (less Buyer's share, if then unpaid, of the Escrow fees and charges related to termination, if any).

14.      NOTICES.

         Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement shall be in writing and shall be given personally, by messenger (including overnight delivery service) or by certified mail, return receipt requested, in each case with postage or other charges prepaid, directed to the party involved at the address indicated below:

To Seller:         Continental Executive Parke, L.L.C.
                   c/o Pacific Realty Associates, L.P.
                   Attn:  Nancy B. Murray, Esq.
                   15350 S.W. Sequoia Pkwy., #300
                   Portland, OR  97224

To Buyer:          CDW Computer Centers, Inc..
                   Attn:  Mr. Michael P. Krasny
                   1020 East Lake Cook Road
                   Buffalo Grove, IL 60087-7193

                   And To:

                   Michael Tepper, Esq.
                   Arnstein & Lehr
                   120 Riverside Plaza, Suite 1200
                   Chicago, IL 60606-3913

         Any notice, demand, approval, consent or other communication given personally or by messenger shall be deemed to have been given on the date delivered and any notice, demand, approval, consent or other communication given by mail shall be deemed to have been given when three (3) days have elapsed from the date it was sent by certified United States mail, return receipt requested, postage prepaid, addressed to the party to be served at said address or at such other address of which that party may have given notice under the provisions of this Section.

15.      LIQUIDATED DAMAGES.

15.1. SELLER AND BUYER ACKNOWLEDGE THAT SELLER IS VERY DESIROUS OF CLOSING THE TRANSACTION CONTEMPLATED HEREBY WITHIN THE TIME FRAME ESTABLISHED BY THIS AGREEMENT, AND THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IN THE EVENT THAT THE PURCHASE AND SALE OF THE PROPERTY PROVIDED FOR IN THIS AGREEMENT DOES NOT CLOSE WITHIN SUCH TIME FRAME DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT. SELLER AND BUYER FURTHER ACKNOWLEDGE THAT SELLER WILL BE ENTITLED TO COMPENSATION IF THE PURCHASE AND SALE OF THE PROPERTY DOES NOT CLOSE DUE TO BUYER'S DEFAULT. WITH THE FLUCTUATION IN LAND VALUES, THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY, THE PARTIES REALIZE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, AS OF THE SIGNING OF THIS AGREEMENT, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE EXTENT OF DAMAGES TO SELLER IN THE EVENT OF BUYER'S DEFAULT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE IN THE EVENT THAT THE PURCHASE AND SALE OF THE PROPERTY PROVIDED IN THIS AGREEMENT DOES NOT CLOSE DUE TO BUYER'S DEFAULT. ACCORDINGLY, THE PARTIES HEREBY AGREE THAT A REASONABLE ESTIMATE OF SUCH DAMAGES OR SUCH COMPENSATION, AS THE CASE MAY BE, IS THE AMOUNT OF THE EARNEST MONEY DEPOSIT, NAMELY, $215,000, AND ANY INTEREST EARNED THEREON.

15.2. THE PARTIES HEREBY AGREE THAT IF BUYER DEFAULTS UNDER THIS AGREEMENT, THEN SELLER SHALL BE ENTITLED TO RECOVER FROM BUYER THE AMOUNT OF THE EARNEST MONEY DEPOSIT, NAMELY THE SUM OF $215,000, PLUS ADDITIONAL AMOUNTS REQUIRED BY SECTION
3.4.6 ABOVE WITH ALL INTEREST EARNED THEREON, AS LIQUIDATED DAMAGES OR COMPENSATION, AS THE CASE MAY BE, UNDER THIS AGREEMENT AND SUCH RECOVERY OF $215,000, WITH ALL INTEREST EARNED THEREON SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF OR COMPENSATION TO SELLER, AS THE CASE MAY BE, AS A RESULT OF BUYER'S DEFAULT UNDER THIS AGREEMENT, EXCEPT AS SET FORTH IN THE LAST SENTENCE OF THIS
SECTION 15. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL LIMIT THE REMEDIES SELLER SHALL HAVE TO ENFORCE ANY RIGHTS IT HAS AGAINST BUYER UNDER THE PROVISIONS OF SECTIONS 3.4, 12 or 18.

                          /s/DWR
--------------            --------------
Buyer's initials          Seller's initials


15.3. In the event of Seller's default hereunder after the satisfaction or waiver of all conditions precedent set forth in Section 3 hereof, Buyer may either (i) terminate this Agreement, in which event the Earnest Money Deposit shall be immediately refunded to Buyer, or (ii) enforce the specific performance of this Agreement, including Seller's obligation to transfer ownership of the Property to Buyer, but in no event will Buyer be entitled to punitive or consequential damages, if any, resulting from such default.

16.      INTEGRATED AGREEMENT; MODIFICATIONS; WAIVERS.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior representations, understandings and agreements, whether written or oral. No supplement, modification or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.      TIME OF ESSENCE AND HOLIDAYS.

         Time is of the essence of each and every provision hereof. If the final date of any period of time set forth herein occurs on a Saturday, Sunday or legal holiday, then in such event, the expiration of such period of time shall be postponed to the next day which is not a Saturday, Sunday or legal holiday.

18.      ATTORNEYS' FEES.

         In the event either party brings an action at law or in equity to enforce or interpret or seek redress for breach of this Agreement, the prevailing party in such action shall be entitled to its litigation expenses and reasonable attorneys' and witness fees in addition to all other appropriate relief, at trial, on appeal, or on any petition for review. The provisions of this Section 18 shall survive Closing.

19.      ASSIGNMENT; INUREMENT.

         Either party hereto may assign its respective rights and obligations hereunder, in whole or in part, without the prior written consent of the other party hereto, provided that such assignment shall be in writing and a copy of such assignment shall be delivered promptly to the other party hereto, any such assignee shall asume all obligations of the assignor arising after the date of the assignment, and the assignor of such interest shall not be released of liability hereunder. Any assignment without meeting such conditions shall be deemed null and void. Subject to and without limiting the preceding two sentences, this Agreement and every provision hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

20.      GOVERNING LAW.

         This Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of Illinois.

21.      COVENANTS OF COOPERATION.

         Seller and Buyer each agree to cooperate with each other and to execute such additional documents and instruments, including supplemental escrow instructions, as may be reasonably required to consummate the transaction contemplated hereby.

22.      HEADINGS AND CAPTIONS.

         The headings and captions of the sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

23.      CONDITION TO EFFECTIVENESS OF AGREEMENT.

         This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer.

24.      GENDER AND NUMBER.

         As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

25.      SEVERABILITY.

         In the event that any paragraph, section, sentence, clause or phrase contained in this Agreement becomes or is held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

26.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile transmission with an executed hard copy to follow.

27.      EXHIBITS.

         All Exhibits attached to, and referenced in this Agreement are hereby incorporated into, and shall be deemed a part of this Agreement.

28.      JOINT AND SEVERAL OBLIGATIONS.

         If more than one person or entity is included within the party designated hereinabove as Buyer, each and all of the obligations imposed upon such party under this Agreement shall be the joint and several obligations of each of such persons or entities.

29.      EVIDENCE OF DUE AUTHORIZATION.

         Each party hereby agrees, within ten (10) days after receipt of a written request from the other party, to furnish to the other party such evidence as shall reasonably establish that the execution of this Agreement by the party furnishing such evidence and the performance by such party of its obligations hereunder have been duly authorized and that the person or persons executing this Agreement and any document or instrument pursuant to this Agreement has been duly authorized and empowered to do so.

30.      NO RECOURSE.

         Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall look solely to the assets of Seller for satisfaction of any liability of Seller in respect hereof and will not seek recourse against the partners of Seller, or either of them, or their respective officers, directors, shareholders, employees, agents, or any of them, or any of their personal assets for such satisfaction.

31.      ROADWAY IMPROVEMENTS; MUTUAL RELEASE

         Buyer and Seller are parties to that Purchase/Sale Agreement dated as of February 12, 1996, pursuant to which Buyer purchased from Seller the property known as Parcels 72, 73, 80 and 81 within Continental Executive Parke (the "CDW Contract"). Part of the consideration for the purchase and sale of the Property pursuant to this Agreement is a mutual release of Buyer and Seller from the obligation to construct certain Roadway Improvements and other obligations as described in Section 18 and any related provisions of the CDW Contract. Accordingly, upon Closing under this Agreement, Buyer and Seller agree that the obligations of the parties in Section 18 and any related provisions of the CDW Contract shall terminate and be of no further force and effect, and the parties shall be deemed to have released each other from all such obligations. The parties agree that the CDW Contract is hereby modified by the foregoing termination and release and agree to execute such additional documents and instruments as either may reasonably require to further evidence such modification and release. In addition, effective at Closing, Buyer expressly assumes and agrees to satisfy, at its sole expense, any requirements for development on the Property imposed by the Village of Vernon Hills or other governmental agency with jurisdiction, including without limitation the requirements under that planned unit development approved by the Village of Vernon Hills as Ordinance No. 639 dated March 10, 1988 and any other ordinance or resolution of the Village of Vernon Hills affecting the Property, and including without limitation the construction of Parkeview Drive and/or a pond on that portion of the Property known as Parcel 90 (also described as Lot 3, Continental Executive Parke Resubdivision No. 17) and any other storm water management requirements for the Property. This provision shall survive Closing under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                     SELLER:

                      CONTINENTAL EXECUTIVE PARKE, L.L.C.,
                      an Illinois limited liability company

                      By:  THE PRENTISS/COPLEY INVESTMENT
                           GROUP, a Delaware joint venture

                           By:  PAC/SIB L.L.C., a Washington limited
                                liability company, Managing General Partner

                                By:  Pacific Realty Associates, L.P.,
                                     a Delaware limited partnership,
                                     Managing Member

                                     By:  PacTrust Realty, Inc.,
                                          a Delaware corporation,
                                          General Partner

Date:     12/16  , 1997                   By:   /s/David W. Ramus
     ------------                               ----------------------
                                          Name: David W Ramus
                                                ----------------------
                                          Its:  Vice President
                                                ----------------------



                                    BUYER:

                                    CDW COMPUTER CENTERS, INC.,
                                    an Illinois corporation


Date:            , 1997             By  /s/Michael P. Krasny
     ------------                       ---------------------------
                                        Michael P. Krasny
                                        ---------------------------
                                        (typed or printed name)

                                        Its:
                                            ------------------------